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                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            STARNET FINANCIAL, INC.,

                            RESIDENTIAL LENDERS, INC.

                         AND ALL OF THE STOCKHOLDERS OF

                            RESIDENTIAL LENDERS, INC.

                                 OCTOBER 1, 1999




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                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS...........................................................................................1

ARTICLE II - SALE OF SHARES AND CLOSING...........................................................................3
                  2.1      Purchase and Sale of Shares............................................................3
                  2.2      Purchase Price.........................................................................3
                  2.3      Closing................................................................................4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND THE COMPANY......................................4
                  3.1      Organization of the Company............................................................4
                  3.2      Authority..............................................................................4
                  3.3      Capital Stock..........................................................................5
                  3.4      No Conflicts or Violations.............................................................5
                  3.5      Litigation.............................................................................5
                  3.6      Financial Statements...................................................................5
                  3.7      Absence of Changes.....................................................................5
                  3.8      No Undisclosed Liabilities.............................................................6
                  3.9      Taxes..................................................................................6
                  3.10     Compliance With Laws...................................................................6
                  3.11     Pension and Benefit Plans..............................................................6
                  3.12     Contracts..............................................................................6
                  3.13     Licenses and Permits...................................................................6
                  3.14     Disclosure and Investor Related Issues.................................................6
                  3.15     Accounts Receivable; Prepaid Expenses and Deposits.....................................6
                  3.16     Real Property and Leaseholds; Equipment and Personal Property Leases; Liens............7
                  3.17     Patents, Trademarks/Service Marks, Trade Names; Software Licenses......................7
                  3.18     Insurance..............................................................................7
                  3.19     Guarantors.............................................................................7
                  3.20     Brokers, Finders, Etc. ................................................................7
                  3.21     Compensation...........................................................................8
                  3.22     Environmental Matters..................................................................8
                  3.23     Books and Records......................................................................8
                  3.24     Bank Accounts..........................................................................8
                  3.25     Trade Secrets..........................................................................8

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER..........................................................9
                  4.1      Organization...........................................................................9
                  4.2      Authority..............................................................................9
                  4.3      Purchase for Investment................................................................9
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                  4.4      Disclosure.............................................................................9
                  4.5      Brokers, Finders, Etc..................................................................9

ARTICLE V - COVENANTS OF SELLERS.................................................................................10
                  5.1      Investigation by Purchaser............................................................10
                  5.2      Conduct of Business...................................................................10
                  5.3      No Charter Amendments.................................................................10
                  5.4      No Issuance of Securities.............................................................10
                  5.5      No Dividends..........................................................................10
                  5.6      Resignations of Officers and  Directors...............................................10
                  5.7      Books and Records.....................................................................10
                  5.8      Stub Period...........................................................................10

ARTICLE VI - COVENANTS OF PURCHASER..............................................................................11
                  6.1      Employee Incentives...................................................................11
                  6.2      Right to "Put" the Purchaser Common Stock.............................................11

ARTICLE VII - CONDITIONS TO OBLIGATIONS OF PURCHASER.............................................................12
                  7.1      Conditions to Obligations of Purchaser................................................12
                  7.2      Conditions to Obligations of Sellers..................................................13

ARTICLE VIII - SURVIVAL OF PROVISIONS............................................................................14
                  8.1      Survival of Representations and Warranties............................................14

ARTICLE IX - INDEMNIFICATION.....................................................................................14
                  9.1      Sellers' Indemnity....................................................................14
                  9.2      Indemnity Procedures..................................................................14
                  9.3      Limitation or Indemnity...............................................................14

ARTICLE X - MISCELLANEOUS........................................................................................15
                  10.1     Notices...............................................................................15
                  10.2     Entire Agreement......................................................................16
                  10.3     Expenses..............................................................................16
                  10.4     Public Announcement...................................................................16
                  10.5     Brokers...............................................................................16
                  10.6     Further Assurance.....................................................................16
                  10.7     Waiver................................................................................17
                  10.8     Amendment.............................................................................17
                  10.9     Counterparts..........................................................................17
                  10.10    No Third Party Beneficiary............................................................17
                  10.11    Governing Law.........................................................................17
                  10.12    Binding Effect........................................................................17
                  10.13    No Assignment.........................................................................17
                  10.14    Provisions............................................................................17
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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into effective as of date set forth below, by and among STARNET FINANCIAL, INC., a Delaware corporation ("Purchaser"), RESIDENTIAL LENDERS, INC., a Florida corporation ("Company"), and the shareholders of Company set forth on Schedule I to this Agreement (individually a "Shareholder" and collectively the "Shareholders"). Company and Shareholders are sometimes collectively referred to as the "Sellers".

                                R E C I T A L S:

     A. Shareholders own 10,000 shares (the"Shares") of the Common Stock, par value $1.00 per share, of the Company ("Common Stock"), and the Shares constitute all the issued and outstanding capital stock of the Company, such shares being owned as set forth on Schedule I hereto.

     B. Shareholders desire to sell the Shares to Purchaser, and Purchaser desires to purchase the Shares from Shareholders, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The capitalized terms used in this Agreement will have the following meanings:

     "Closing" means the closing of the transactions contemplated by this Agreement as provided in Section 2.3 of this Agreement.

     "Closing Date" means the later of (a) the third business day following the date upon which the last of the conditions set forth in Article VII hereof has been satisfied or waived, or (b) such other date as Purchaser and Sellers may agree upon in writing.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Contract" means any written agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity or other contract or commitment (whether written or oral).

     "Damages" means any and all monetary damages, liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including, without limitation, punitive, treble, or other exemplary or other extra contractual damages amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, actuaries, and other experts).




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     "Disclosure Documents" means Purchaser's Private Placement Memorandum, dated June 21, 1999, and relating to the offer of 4,500,000 shares of Purchaser Common Stock, its Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

     "Employee Benefit Plans" means any employee benefit plan that is subject to ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (including, without limitation, any successor act), and the rules and regulations promulgated thereunder.

     "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

     "IRS" means the United States Internal Revenue Service.

     "Initial Cash Payment" means the cash to be paid to the Shareholders at Closing pursuant to Section 2.2.A.(a) hereof.

     "Law" means all laws, statutes, ordinances, and regulations of the United States of America or any relevant state, commonwealth, city, county or municipality thereof.

     "Material Adverse Effect" means any effect that is materially adverse to the validity or enforceability of this Agreement, to the ability of Sellers or Purchaser, as the case may be, to perform their respective obligations under this Agreement, or to the business or condition of the Company.

     "Permitted Lien" means any (a) mechanic's, carrier's, workmen's, repairmen's, or other similar lien arising or incurred in the ordinary course of business, aggregating not in excess of $1,000, at any time outstanding, and (b) other imperfections of title or other encumbrances that do not have a Material Adverse Effect.

     "Purchaser Common Stock" shall mean shares of the common stock, par value $.01 per share, of StarNet Financial, Inc.

     "Shares" shall have the meaning ascribed to them in the Preamble hereof.

     "Tax Returns" means Federal Income Tax Returns and State Franchise Tax Returns and any and all other tax returns required to be filed by the Company and Sellers.

     Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "ARTICLE" or "Section" refer to the specified ARTICLE or Section of this Agreement; (e) the term "party" means, on the one hand,

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Purchaser, and on the other hand, Sellers; (f) the phrase "in the ordinary course of business and consistent with past practice" refers to the business, operations, affairs, and practices of the Company consistent with past practices of such business, operations, and affairs; and (g) all references to "dollars" or "$" refer to currency of the United States of America.

                                   ARTICLE II

                           SALE OF SHARES AND CLOSING

     2.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of and in reliance upon the representations and warranties set forth in this Agreement, Shareholders agree to sell the Shares to Purchaser and Purchaser agrees to purchase the Shares from Shareholders. It is agreed among Purchaser, Shareholders and the Company that those assets listed on Exhibit A attached hereto (the "Excluded Assets") are and shall continue to be the separate property of Shareholders and shall be unaffected by the transactions contemplated hereby.

     2.2  PURCHASE PRICE.

          A. The purchase price for the Shares will be calculated and paid to Shareholders as follows (collectively, the "Purchase Price"):

          (a) Purchaser shall deliver to Shareholders (by wire transfer to one or more accounts designated in writing by Shareholders to Purchaser prior to the Closing) cash in an amount equal to (i) aggregate of One Hundred Seventy-Five Thousand Dollars ($175,000), less (ii) the aggregate of all amounts set forth (or which should be set forth) under the caption "Disbursements" on Exhibit B attached hereto (the "Company Liabilities") (the net payment resulting from this subparagraph (a) shall be hereinafter referred to as the "Initial Cash Payment")

          (b) Purchaser shall deliver to Shareholders (as a group) by wire transfer to one or more accounts and in allocations designated in writing by Shareholders to Purchaser Fifty Thousand Dollars ($50,000) payable on each November 10, 1999 and December 10, 1999 and January 10, 2000 and February 10, 2000 (the "Installment Payments"); and

          (c) Purchaser shall deliver to Shareholders (as a group), Two Hundred Fifty Thousand (250,000) shares of Purchaser Common Stock allocated in accordance with Schedule I.

          B. In addition to the Purchase Price, John M. Vickers (and/or his designees) will be entitled to withdraw $45,900.00 held in the Company's general account at Closing.

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     2.3  CLOSING.

          A. The Closing will take place at the offices of Gardere & Wynne, L.L.P., 3000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201. at 10:00 a.m., local time on the Closing Date.

          B. At the Closing, Purchaser will pay Shareholders the Initial Cash Payment by wire transfer, plus $700.00 in payment of the Florida documentary stamp tax on the Note.

          C. At the Closing, Purchaser will deliver to Shareholders a promissory note for the Installment Payments (the "Note") substantially in the form of Exhibit I attached hereto.

          D. At the Closing, Purchaser will deliver to Shareholders certificates in genuine and unaltered form for the Purchaser Common Stock.

          E. At the Closing, Shareholders will deliver to Purchaser certificates in genuine and unaltered form for the Shares, together with appropriate stock powers thereto duly endorsed to Purchaser, and such other documents and instruments required to be delivered under the terms of this Agreement, all in accordance with the Stock Pledge Agreement of even date herewith. In this connection, a single share certificate representing 10,000 shares of Company stock will be issued to Purchaser, which share certificate shall be retained by Shareholders as collateral in connection with payment of the Note. Purchaser will also deliver a stock power to Shareholders, endorsed in blank, with regard to such share certificate.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                          SHAREHOLDERS AND THE COMPANY

     Shareholders and Company hereby represent and warrant to Purchaser as follows:

     3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. The Company is duly qualified or admitted to do business and is in good standing as a foreign corporation in all jurisdictions in which the ownership, use, or leasing of its assets or the conduct or nature of its business makes such qualification or admission necessary, except where the failure to be so qualified or admitted and in good standing does not have a Material Adverse Effect. The Company has no subsidiaries.

     3.2 AUTHORITY. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Law now or hereafter in effect

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relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

     3.3 CAPITAL STOCK. The Company has authorized capitalization consisting of 10,000 shares of Common Stock, $1.00 par value, of which 10,000 shares are issued and outstanding. Shareholders own the Shares beneficially and of record, free and clear of all liens.

     3.4 NO CONFLICTS OR VIOLATIONS. The execution and delivery of this Agreement by Shareholders and the Company do not, and the performance of the Shareholders' and Company's obligations under this Agreement will not (a) violate any term or provision of any Law or any writ, judgment, decree, or injunction applicable to Sellers; (b) conflict with or result in a violation or breach of any of the provisions of the articles or certificate of incorporation or bylaws of the Company; or (c) conflict with or result in a violation or breach of any Contract to which Sellers are a party.

     3.5 LITIGATION. There is no action, suit, or proceeding pending, or to the knowledge of Sellers threatened, against Sellers, at Law or in equity, in, before, or by any person or entity. To the knowledge of Sellers, there is no writ, judgment, decree, injunction, or similar order of any person or entity outstanding against the Company.

     3.6 FINANCIAL STATEMENTS. Sellers have previously delivered to Purchaser true and complete copies of the audited balance sheets of the Company as of December 31, 1996, 1997 and 1998 and the related audited statements of operation, stockholders' equity and cash flows of the Company for each of the years then ended, together with the notes related thereto and the reports thereon of Geoffrey Mosher, C.P.A. (for 1996) and Averett, Warmus, Durkee, Bauder & Thompson, C.P.A.s (for 1997 and 1998)(the "Annual Financial Statements"), together with the unaudited balance sheets of the Company as of June 30, 1999 and 1998 and the related statements of operation, stockholders' equity and cash flows of the Company for the six months periods then ended (the "Interim Financial Statements"). Each such financial statement was prepared in accordance with GAAP, is true in all material respects and presents fairly the financial position of the Company as of the respective dates thereof and for and during the respective periods covered thereby except as otherwise noted therein and subject (with respect to the Interim Financial Statements) to year-end adjustments and the absence of notes.

     3.7 ABSENCE OF CHANGES. Since June 30, 1999, the Company has operated in the ordinary course of business and there has not been or occurred: (a) any declaration or payment of any dividend or other distribution in respect of capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any such stock or of any interest in or right to acquire any such stock; (b)any damage, destruction, or loss (whether or not covered by insurance) affecting any of the assets or properties of the Company, except for any such damage, destruction, or loss that does not have a Material Adverse Effect; or (c) any amendment to the articles or certificate of incorporation or bylaws of the Company.


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     3.8  NO UNDISCLOSED LIABILITIES. All liabilities against, relating to, or affecting the Company, which are known to (or based on facts known to) the Company and the Shareholder (after due inquiry), are set forth on Exhibit B attached hereto. Except as set forth on Exhibit B, the Company shall be debt free as of the Closing Date.

     3.9 TAXES. All Tax Returns required to be filed by or with respect to the Company have been filed. The Company (i) has duly and timely paid all taxes that are shown to be due, claimed, or asserted by any taxing authority, or (ii) has provided for all such taxes on its books and records in accordance with GAAP. There are no liens with respect to taxes upon any of the assets or properties of the Company.

     3.10 COMPLIANCE WITH LAWS. To the best of their knowledge, the Company is not in violation of any Law or any writ, judgment, decree, injunction, or similar order applicable to such entity.

     3.11 PENSION AND BENEFIT PLANS. The Company has no Employee Benefit Plans.

     3.12 CONTRACTS. The Company has delivered a true and correct copy of each Contract that is material to the business, operations, or affairs of the Company.

     3.13 LICENSES AND PERMITS. The Company owns or validly holds all licenses, permits, and approvals that are necessary for the conduct of its business and a true and correct copy of each such license, permit or approval has been delivered to Purchaser.

     3.14 DISCLOSURE AND INVESTOR RELATED ISSUES. Each of the Shareholders is taking the Purchaser Common Stock hereunder for investment and without a view towards the resale or further distribution thereof. Each Shareholder acknowledges that such shares are being acquired without registration, will therefore constitute restricted securities pursuant to Rule 144, and may not be sold, pledged or hypothecated in the future without registration under the Securities Act of 1933 and any applicable state's securities Laws or an effective exemption therefrom. Shareholders agree that certificates representing Purchaser Common Stock will bear an appropriate legend to that effect. Each Shareholder represents that the responses contained in his or her Shareholder Questionnaire and Representation Agreement (a completed and executed copy of which has previously been delivered) are true and correct and will be true and correct as of the Closing Date. Each Shareholder is a resident of the State of Florida. Each Shareholder acknowledges receipt of the Disclosure Documents.

     3.15 ACCOUNTS RECEIVABLE; PREPAID EXPENSES AND DEPOSITS. The Company has previously provided Purchaser with a correct and complete list of any accounts receivable and notes receivable or other rights to receive payment owing to Company including, but not limited to, all cash and/or other proceeds arising from the collection of such receivables by Company from and after the Effective Date. Such Accounts Receivable arose from bona fide transactions in the ordinary course of Company's business and are collectible in accordance with their terms without resort to legal proceedings, except for such discounts, allowances and adjustments as are reflected in Company's reserve for bad debts computed in accordance with GAAP. The Company has previously

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provided Purchaser with a complete list of all of Company's prepaid expenses, prepaid insurance, deposits and similar items.

     3.16 REAL PROPERTY AND LEASEHOLDS; EQUIPMENT AND PERSONAL PROPERTY LEASES; LIENS. The Company has previously provided Purchaser with a complete and correct list of any real properties and interests therein owned or leased by Company, including, but not limited to, all land (if any), structures, improvements, parking facilities, leaseholds, rights to occupancy under any leasehold interests, leasehold improvements and fixtures owned or leased by Company. Company has good and marketable title to all of the real and all of the tangible and intangible personal properties owned by Company (including Company's accounts receivable, inventories, contract rights and other general intangibles), and valid leasehold interests in all real and tangible personal property leased by Company, in each case free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections (collectively, "Liens") except (i) Liens for current taxes not due and payable;
(ii) Liens existing on December 31st of the last calendar year, securing indebtedness reflected on Company's Recent Financials; and (iii) easements, rights of way and similar encumbrances on the real estate leased by Company which do not, individually or in the aggregate, materially and adversely affect the use and occupancy of the premises subject to said leases. No consent or other agreement of any other person is required for the transfer and assignment to Purchaser of the Shares.

     3.17. PATENTS, TRADEMARKS/SERVICE MARKS, TRADE NAMES; SOFTWARE LICENSES. The Company has previously provided Purchaser with a complete list of any patents, patent applications, trade secrets and processes and proprietary properties, trade names, trademarks, service marks, customer and supplier lists, software programs and know-how licenses, service marks and trademark and service mark applications and other intangible property and rights of Company. Company owns or possesses adequate rights to use, all such patents, trade names, trademarks, servicemarks, copyrights, inventions, processes, designs, formulas, trade secrets, know-how and proprietary interests and rights reasonably necessary for the conduct of its business, with no known conflict with or infringement of the asserted rights of others.

     3.18. INSURANCE. The Company has previously provided Purchaser with a complete and correct list as of the date hereof and an accurate summary description (including premiums, broker and carrier and indicating whether such insurance is on a claims made or occurrence basis) of any insurance policies maintained by Company. Company has delivered to Purchaser complete and correct copies of any such policies together with all riders and amendments thereto. Any such policies are in full force and effect, all premiums due thereon have been paid, and Company has complied in all material respects with the provisions of such policies.

     3.19 GUARANTORS. There are no guarantors of any liability or obligation of Company, and Company has not entered into any guaranty of any liability or obligation of any other party.

     3.20 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Company and/or Shareholder in such manner as to give rise to any valid claim against

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Company, Shareholder or Purchaser for any brokerage or finder's commission, fee or similar compensation.

     3.21 COMPENSATION. Company has delivered to Purchaser a true and complete list of all of its employees engaged in connection with Company as of the Effective Date, which list states the rate of compensation (including all employee benefits), accrued vacation and sick leave, the positions held by the persons listed and the duration of their employment or engagement by Company. Also set forth on Schedule 3.21 is a list of all employment agreements and independent contractor agreements to which Company is party.

     3.22 ENVIRONMENTAL MATTERS. To the best of Shareholders' knowledge (but without inquiry or investigation), Company is not in violation of any existing federal, state or local law, statute or regulation, or any existing decree, order, arbitration award, or any license or permit issued by any federal, state or local governmental authority relating to pollution or protection of the environment (the "Environmental Laws"), including, without limitation, Environmental Laws relating to (i) treatment, storage, disposal, generation and transportation of pollutants or contaminants, toxic or hazardous substances, or solid or hazardous waste regulated under Environmental Laws ("Hazardous Materials"); (ii) air, water and noise pollution; (iii) ground water contamination; (iv) the release or threatened release into the environment of Hazardous Materials; (v) the protection of wildlife, marine sanctuaries and wetlands; (vi) the protection of natural resources; (vii) storage tanks, vessels and related equipment; (viii) abandoned or discarded barrels, containers and other closed receptacles; (ix) health and safety of employees and other persons; and (x) otherwise relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Materials. There are no written notices or written complaints which Company has received in the last two (2) years of any violation of the Environmental Laws.

     3.23 BOOKS AND RECORDS. The corporate records of Company contain accurate records of all required meetings of, and corporate actions or written consents by, Shareholder and the Board of Directors of Company. Company does not have any material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not, including all means of access thereto and therefrom) which are not under the exclusive ownership of, and accessible by, Company.

     3.24 BANK ACCOUNTS. The Company has previously provided Purchaser with an accurate and complete list showing the name and address of each bank in which Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto.

     3.25 TRADE SECRETS. No third party has notified Company in writing that any person employed or otherwise affiliated with Company has, in respect of his, her or its activities to date, violated any of the terms or conditions of his, her or its employment contract with any third party, or disclosed or utilized any trade secrets or proprietary information or documentation of any third party, or interfered in the employment relationship between any third party and any of its employees.

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To the best of their knowledge, no person employed by or otherwise affiliated with Company has employed any trade secrets or any information or documentation proprietary to any former employer, or violated any confidential relationship which such person may have had with any third party.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers as follows:

     4.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement.

     4.2 AUTHORITY. The execution and delivery of this Agreement by Purchaser and the performance by Purchaser of its obligations under this Agreement have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement constitutes a legal, valid, and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors, rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar person or entity before which any proceeding therefor may be brought.

     4.3 PURCHASE FOR INVESTMENT. The Shares will be acquired by Purchaser for its own account for the purpose of investment. Purchaser will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to violate any registration provision of the securities Law.

     4.4 DISCLOSURE. Purchaser has delivered to Shareholders a copy of the Disclosure Documents. Purchaser represents to Shareholders that the Disclosure Documents neither contain, nor on the Closing Date will contain, a misstatement of a material fact or fail, or on the Closing Date will fail, to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     4.5 BROKERS, FINDERS, ETC. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any person acting on behalf of Purchaser in such manner as to give rise to any valid claim against Company, Shareholder or Purchaser for any brokerage or finder's commission, fee or similar compensation.


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                                    ARTICLE V

                              COVENANTS OF SELLERS

     Sellers covenant and agree with Purchaser that, at all times before the Closing, Sellers will comply with all covenants and provisions of this Article V except to the extent Purchaser may otherwise consent in writing or to the extent otherwise required or permitted by this Agreement.

     5.1 INVESTIGATION BY PURCHASER. Sellers will provide Purchaser and its representatives and agents with reasonable access to all facilities, properties, officers, employees, agents, assets, and books and records of the Company and will furnish Purchaser and such other persons or entities with all such information and data concerning the business, operations, and affairs of the Company as Purchaser or such other persons or entities may reasonably request.

     5.2 CONDUCT OF BUSINESS. Shareholders will cause the Company to conduct its business in the ordinary course.

     5.3 NO CHARTER AMENDMENTS. Shareholders will cause the Company to refrain from amending its articles or certificate of incorporation or bylaws and from taking any action with respect to any such amendment.

     5.4 NO ISSUANCE OF SECURITIES. Shareholders will cause the Company to refrain from authorizing or issuing any shares of its capital stock or other equity securities or granting any option or warrant calling for the authorization or issuance of any such shares.

     5.5 NO DIVIDENDS. Shareholders will cause the Company to refrain from declaring or paying any dividend or other distribution in respect of its capital stock and from directly or indirectly redeeming or purchasing any of its capital stock or any interest in or right to acquire any such stock.

     5.6 RESIGNATIONS OF OFFICERS AND DIRECTORS. Shareholders will cause the officers and such members of the boards of directors of the Company as are designated by Purchaser to tender, effective at the Closing, their resignations as such officers or from the board of directors.

     5.7 BOOKS AND RECORDS. On the Closing Date, Sellers will deliver to Purchaser or will make available to Purchaser all books and records of the Company. If (at any time after the Closing) Shareholders discover in their possession or under their control any other books and records of the Company, Shareholders will deliver such books and records to Purchaser.

     5.8 STUB PERIOD. Shareholders shall be responsible for, and shall timely complete, as applicable, all "stub period" tax returns/reports for Company, if any, for the period prior to the Closing Date, including, but not limited to, quarterly 941s, an annual 940, imputation of income to Shareholders for forgiveness of debt and include on W-2s, completion and issuance of W-2s, completion and issuance of W-3s, completion and issuance of 1099s, completion and filing of all state and federal income tax reports and all tax filings relative to payroll accounts for employees and for independent contractors and termination of all third party payroll contracts, if any (including preparation of all tax filings relative to such services).

                                   ARTICLE VI

                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Shareholders that it will comply with the provisions of Article VI except to the extent Shareholders may otherwise consent in writing.

     6.1 EMPLOYEE INCENTIVES. Purchaser will offer Company employee benefits commensurate with benefits offered generally to Purchaser's employees.

     6.2  RIGHT TO "PUT" THE PURCHASER COMMON STOCK.

          A. If the Purchaser Common Stock is not listed on a national securities exchange ((such as the NYSE, the AMEX or the NASDAQ) or quoted on the NASD Over-the-Counter Bulletin Board), before six (6) months after the Closing Date (the "Put Date"), then the Shareholders (as a group and not individually) shall have the right to "put" the Purchaser Common Stock (in its entirety) back to Purchaser by requiring Purchaser to purchase the Purchaser Common Stock from the Shareholders as allowed by law (the "Put").

          B. The Put shall be exercisable by the Shareholders giving a single written notice to Purchaser, within ten (10) days after the Put Date (the "Put Period"), that the Shareholders are rescinding the transfer of the Purchaser Common Stock and putting such stock back to Purchaser (the "Put Notice").

          C. Provided that the Put Notice is made by Shareholders in accordance with Sections 6.2(A) and 6.2(B) of this Agreement, Purchaser shall pay the Shareholders an aggregate sum equal to Two Hundred Fifty Thousand Dollars and No Cents ($250,000.00), payable at the rate of $1.00 per share reflected in the Put Notice (allocated as Shareholders determine) within thirty
(30) days after Purchaser's receipt of the Put Notice.

          D. Upon Purchaser's tender of the payment for the Purchaser Common Stock in accordance with Section 6.2(C) of this Agreement, the Shareholders shall immediately deliver the Purchaser Common Stock, endorsed in blank, to Purchaser free and clear of any liens, claims, encumbrances, liabilities or security interests.

          E. Purchaser's obligations under this Section 6.2 shall survive Closing. Failure of Purchaser to pay the amount reflected in the Put Notice shall constitute an "event of default" under this Agreement.

                                   ARTICLE VII

               CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLERS

          7.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser).

               A. Representations and Warranties. The representations and warranties made by Sellers in this Agreement shall be true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date as though such representations, warranties and disclosures were made on and as of the Closing Date.

               B. Performance. The Sellers shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be so performed or complied with by Sellers at or before the Closing.

               C. Officer's Certificates. Company shall have delivered to Purchaser a certificate, dated the Closing Date and executed by an executive officer of the Company, certifying as to the fulfillment of the conditions set forth herein. In addition, the Company shall have delivered to Purchaser a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of the Company, certifying that the Company has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations under this Agreement.

               D. No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

               E. No Proceeding or Litigation. There shall not be instituted, pending, or (to the best knowledge of Sellers) threatened, any action, suit, investigation, or other proceeding in, before, or by any court or governmental or regulatory authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

               F. Closing Documents. Any and all documents reasonably required by Purchaser shall have been executed and delivered to Purchaser by the Sellers.

               G. Employment Agreements. John M. VICKERS and Lucas S. Vickers shall have each executed the relevant employment agreement attached hereto as Exhibits D and E, respectively.

               H. Legal Opinion. Purchaser shall have received the opinion of Akerman, Senterfill & Edison substantially in the form of Exhibit F attached hereto.

               I. Investor Questionnaire. Each of the Shareholders shall have delivered to Purchaser a duly completed copy of the Shareholder Questionnaire and Representation Agreement attached hereto as Exhibit G.

          7.2 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers).

               A. Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true in all material respects as of the date hereof and shall be true in all material respects on and as of the Closing Date as though such representations, warranties and disclosures were made on and as of the Closing Date.

               B. Performance. Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

               C. Officer's Certificates. Purchaser shall have delivered to Sellers a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Purchaser, certifying that Purchaser has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations under this Agreement.

               D. No Injunction. There shall not be in effect on the Closing Date any writ, judgment, injunction, decree, or similar order of any court or governmental authority restraining, enjoining, or otherwise preventing consummation of any of the transactions contemplated by this Agreement.

               E. No Proceeding or Litigation. There shall not be instituted, pending, or (to the best knowledge of Purchaser) threatened, any action, suit, investigation, or other proceeding in, before, or by any court or governmental or regulatory authority to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Agreement.

               F. Closing Documents. Any and all documents reasonably required by Sellers shall have been executed and delivered to Sellers by Purchaser.

               G. Employment Agreements. John M. VICKERS and Lucas S. Vickers shall have each executed the relevant employment agreement attached hereto as Exhibits D and E, respectively.

               H. Legal Opinion. Sellers shall have received the opinion of Gardere & Wynne, L.L.P., substantially in the form of Exhibit H attached hereto.

                                  ARTICLE VIII

                             SURVIVAL OF PROVISIONS

          8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements respectively made by Sellers and Purchaser in this Agreement and in any certificate delivered to Purchaser by Sellers or to Sellers by Purchaser hereunder will survive the Closing and will remain in full force and effect for a period of two (2) years after the Closing Date (except for representations, warranties, covenants and agreements regarding taxes which shall survive until the expiration of the applicable statute of limitations).

                                   ARTICLE IX

                                 INDEMNIFICATION

          9.1 SELLERS' INDEMNITY. Sellers agree to jointly and severally indemnify and hold Purchaser harmless of and from any and all liabilities, claims, demands, expenses of any kind or nature, environmental claims, and environmental expenses, and claims or liabilities for federal income taxes or state taxes of any kind or nature, arising or accruing prior to the Closing Date and (i) which are in any way related to the ownership, maintenance, or operation of the Company or its assets or properties prior to the Closing, (ii) which Purchaser may incur or sustain by reason of any misrepresentation in this agreement or in any information, certificate or instrument furnished or to be furnished by Sellers or at Sellers' request hereunder, (iii) which are a result of any breach of Sellers' representations or warranties in this Agreement, and all expenses related thereto including, without limitation, court costs and attorneys' fees or (iv) which are in any way related to any broker's, finder's or other fee in connection with the transactions contemplated in this agreement by any party claiming by, through or under Sellers.

          9.2 INDEMNITY PROCEDURES. In the event purchaser receives notice of a claim or demand against which it is entitled to indemnification pursuant to this
Article IX, Purchaser shall promptly give notice thereof to Sellers. Sellers shall immediately take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of its own choosing approved by Purchaser. If Sellers fail to properly and effectively defend such claim, then purchaser may defend such claim with counsel of its own choosing at the expense of Sellers.

          9.3 LIMITATION OR INDEMNITY. Except for claims by Purchaser against Sellers in respect of any Company Liabilities, Purchaser shall not be entitled to assert any claim for indemnification pursuant to the terms hereof and/or under the terms of the Shareholder Questionnaire and Representation Agreement in excess of the Purchase Price.

                                    ARTICLE X

                                  MISCELLANEOUS

          10.1 NOTICES. Any notice or other communication given pursuant to this Agreement must be in writing and (i) delivered personally, (ii) sent by telefacsimile or other similar facsimile transmission, (iii) delivered by overnight express, or (iv) sent by registered or certified mail, postage prepaid, as follows:

                              (a)  If to Sellers:

                                   c/o Akerman, Senterfitt & Eidson, P.A.
                                   255 South Orange Avenue
                                   P.O. Box 231
                                   Orlando, Florida 32802-0231
                                   Attention: Gloria M. Lockridge
                                   Facsimile number: 407.843.6610

                              (b)  If to Purchaser:

                                   17000 Preston Road
                                   Suite 350
                                   Dallas, Texas  75248
                                   Attention: Mr. Daniel L. Jackson
                                   Facsimile number: 972.239.2939

                        with a copy to (which shall not constitute notice):

                                   Gardere & Wynne, L.L.P.
                                   3000 Thanksgiving Tower
                                   1601 Elm Street
                                   Dallas, Texas 75201-4761
                                   Attention: Lawrence E. Glasgow
                                   Facsimile number: 214.999.3594

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section 10.1 will (i) if delivered personally or by overnight express, be deemed given upon delivery, (ii) if delivered by telefacsimile or similar facsimile transmission, be deemed given when electronically confirmed and (iii) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

          10.2 ENTIRE AGREEMENT. Except for documents executed by Sellers and Purchaser pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

          10.3 EXPENSES. Except as otherwise expressly provided in this Agreement, each party will pay their own costs and expenses, including attorneys' fees, incurred in connection with this Agreement and the transactions contemplated hereby.

          10.4 PUBLIC ANNOUNCEMENT. At all times at or before the Closing, Sellers and Purchaser will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement, or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, release to be made solely on behalf of a party. If Sellers and Purchaser are unable to agree on or approve any such public report, statement, or release and such report, statement, or release is, in the opinion of legal counsel to a party, required by Law or appropriate to discharge such party's, disclosure obligations, then such party may make or issue the legally required or appropriate report, statement, or release. Any such report, statement, or release approved or permitted to be made pursuant to this Section
10.4 may be disclosed or otherwise provided by Sellers or Purchaser to any person or entity, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

          10.5 BROKERS.

               A. The Sellers will indemnify and hold harmless Purchaser in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Sellers or the Company) claiming to have been engaged by Sellers or the Company, in connection with the transactions contemplated by this Agreement, and Sellers will bear the cost of the reasonable out-of-pocket expenses incurred by Purchaser in investigating, defending against, or appealing any such claim or demand.

               B. Purchaser will indemnify and hold harmless the Sellers in respect of any and all claims or demands for commission, compensation, or other Damages by any broker, finder, or other agent (whether or not a present or former employee or agent of Purchaser) claiming to have been engaged by Purchaser, in connection with the transactions contemplated by this Agreement, and Purchaser will bear the cost of the reasonable out-of-pocket expenses incurred by the Sellers in investigating, defending against, or appealing any such claim or demand.

          10.6 FURTHER ASSURANCE. The Sellers and Purchaser agree that, from time to time after the Closing, upon the reasonable request of the other, they will cooperate with each other to effect the orderly transition of the business, operations, and affairs of the Company.

          10.7 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach or nonfulfillment on a future occasion. All remedies, either under this Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

          10.8 AMENDMENT. This Agreement may be modified or amended only by a writing duly executed by or on behalf of Sellers and Purchaser.

          10.9 COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

          10.10 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of Sellers, Purchaser, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

          10.11 GOVERNING LAW. This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Texas (without regard to the principles of conflicts of Law) applicable to a Contract executed and performable in such state.

          10.12 BINDING EFFECT. This Agreement is binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns.

          10.13 NO ASSIGNMENT. Neither this Agreement nor any right or obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein.

          10.14 PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Sellers and Purchaser will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.





                         (Signatures begin on next page)

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the 1st day of October, 1999, by Shareholders and by the duly authorized officers of the Company and Purchaser.

                                             SHAREHOLDERS:
                                             -------------


                                             /s/ Michael E. Mollica
                                             -----------------------------------
                                             Michael E. Mollica, individually


                                             /s/ Stephen F. Thaggard
                                             -----------------------------------
                                             Stephen F. Thaggard, individually


                                             /s/ John M. Vickers
                                             -----------------------------------
                                             John M. Vickers, individually


                                             /s/ Lucas S. Vickers
                                             -----------------------------------
                                             Lucas S. Vickers, individually

                                             COMPANY:
                                             --------

                                            RESIDENTIAL LENDERS, INC., a Florida
                                            corporation


                                             By: /s/ Lucas S. Vickers
                                                 -------------------------------
                                                 Lucas S. Vickers, President

                                             PURCHASER:
                                             ----------

                                             STARNET FINANCIAL, INC., a Delaware
                                             corporation


                                             By: /s/ Daniel L. Jackson
                                                 -------------------------------
                                             Name: Daniel L. Jackson
                                             Title: President